                                                               EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of eSpeed, Inc., a Delaware corporation
(the "Company") on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Form
10-Q"), each of Howard W. Lutnick, Chief Executive Officer of the Company, and
Jay Ryan, Chief Financial Officer of the Company, certifies, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to his knowledge:

(1)      The Form 10-Q fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

      /s/ Howard W. Lutnick                    /s/ Jay Ryan
      ------------------------------           --------------------------
      Name: Howard W. Lutnick                  Name: Jay Ryan
      Title: Chairman of the Board and         Title: Senior Vice President and
      Chief Executive Officer                  Chief Financial Officer
      Date: November 9, 2005                   Date: November 9, 2005

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